EXHIBIT 99.2

WaferGen Bio-systems Fourth Quarter and 2013 and Year-End Conference Call Outline

ProActive Intro:

Good morning, this is Kirin Smith from ProActive Capital and welcome to the Wafergen Bio-systems Fourth Quarter and year-end 2013 Financial Conference call. Joining us on the call today is Ivan Trifunovich, President and CEO of WaferGen Bio-systems. I will now read the company’s safe harbor statement:

Certain statements made on this conference call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "estimate," "anticipate" or other comparable terms. Forward-looking statements made on this conference call may address the following subjects among others: statements regarding the sufficiency of our capital resources, expected operating losses, expected revenues, expected expenses and our expectations concerning our business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution listeners not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement made on this conference call (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.  In this presentation, we refer to information regarding potential markets for products and other industry data.  We believe that all such information has been obtained from reliable sources that are customarily relied upon by companies in our industry.  However we have not independently verified any such information.

I will now turn the call over to Ivan, Ivan please go ahead.

Ivan Trifunovich:

Good morning and thanks to everyone for joining the call.  This is our first call after we started the turnaround at WaferGen in 2012, so besides going over the financial details, I will spend some time giving you an overview of the company and I will also review our progress over the last couple of years.

WaferGen Bio-systems, Inc. is a commercial stage life science company that offers innovative genomic solutions for research and clinical testing.  Our three promising product lines address large markets in life science research tools and personalized medicine, especially the explosively growing segment of Next-Gen Sequencing or “NGS”. First, we have developed and brought to market two related products for genetic testing based on the company’s patented SmartChip technology.  The SmartChip MyDesignTM Real-Time PCR System is a high-throughput genetic analysis platform for profiling and validating molecular biomarkers via gene expression profiling, and single nucleotide polymorphism (SNP) genotyping, or mutation detection.  The SmartChip TE™ System is a novel product offering for target enrichment geared towards clinical NGS. Through a recent acquisition, WaferGen now also sells the Apollo 324™ product line used in library preparation for NGS.  The three combined product lines offer one-stop shopping for NGS sample preparation and validation solutions that enable NGS instruments (such as MiSeqTM from Illumina and PGMTM from Thermo Fisher) to produce better results in terms of accuracy, while at the same time simplifying the workflow in a cost efficient manner. The Company sells instruments and consumables (disposable chips and reagent kits), thus generating recurring revenue through the so-called “razor/razor blades” model.  Our customers include diagnostic laboratories, academic and private research institutions, large pharma and biotech companies and we serve their needs globally through a direct sales force, commercial partnerships and distributors.

There are several value drivers that we believe make WaferGen and exciting company.  First, we are going after large and expanding markets driven by the genomic revolution.  There are massive efforts in biomarker discovery and validation – attempts at finding new targets for drugs and candidates for novel diagnostic tests.  This is especially relevant in cancer, where patient care is increasingly managed based on genomic data.  Comprehensive cancer centers have begun to routinely sequence patient tumor samples to help physicians choose appropriate treatments.  Targeted therapies are being devised based on genetic analysis that determines the likelihood of a drug’s efficacy.  Many novel blockbuster drugs are prescribed for a subset of patients based on a companion diagnostic, and FDA guidance calls for drug companies to submit pharmacogenomic data to support their drug development programs.  The total markets for NGS and PCR are huge – by some industry estimates over $25 billion, and the current value of our directly and specifically addressable markets are in the $1 billion range, and rapidly growing.  Certain estimates for growth of clinical use of NGS where our main focus is, reach 10-fold over the next 3-5 years.  We believe that we could ultimately achieve significant market shares in these markets, certainly in double-digit percentages.  Second, we are commercial-ready with validated technologies.  We have already achieved significant product traction at top research centers, hospitals and clinical CLIA labs with between 50-100 installed instruments.  It is an opportunity to invest in genomics and personalized medicine with relatively less risk in terms of de novo technology development and potential regulatory failures common in biotech.  Third, we have a great management team with a track-record of solid execution and significant successes, as well as well-known institutional investors.  I am pleased to announce that we have just hired a Chief Technology Officer – Srini Maithreyan, formerly Head of R&D at Agilent, and a Managing Director for Europe – Nicolas Bardonnet, formerly President of Qiagen France.   We also draw strength from our Scientific Advisory Board comprised of distinguished scientists at top institutions chaired by Dr. Paul Schimmel, one of the most successful biotechnology entrepreneurs of all time, and an investor in the Company.  Our lead institutional investors are highly regarded healthcare-focused investment firms Deerfield and Great Point Partners.

Let me now review key financial highlights of the fourth quarter and year-end.  For the 4th quarter of 2013, we generated revenues of $490,000, up 55% from the same quarter last year.  Our gross margin was 51%; and our operating loss was $2.1 million.  In the same quarter of the previous year our gross margin was 44% and our operating loss was $2.0 million.  For the full year, our revenues were $1.3 million, more than double the $586,000 revenues in the previous year. Our operating loss was $9.9 million in 2013, about the same as the previous year.  We continued to spend a significant amount on new product development.  R & D expenses were $5.4 million in 2013.  In 2013, we started to build our commercial organization and our sales and marketing expenses were $2.2 million up from $800,000 in the previous year.  Our net loss has fluctuated considerably as a result of non-cash, non-operating items. In the 3rd quarter we simplified our capital structure, which resulted in one-time non–operating charges of approximately $7.5 million; and in the fourth quarter we restructured and liquidated our Malaysian subsidiary, which resulted in one-time non-operating gains of approximately $4.4 million.  As a result of these actions, we expect our non-operating items to be less significant in future periods.  Our cash balance at the end of 2013 was $10.7 million.  As you might be aware, we raised $13.4 million net proceeds from a financing in August and September of 2013.  The cash balance was reduced by $2.0 million in January 2014, due to the Apollo acquisition.  As a part of the transaction, we acquired approximately $500,000 of inventory and production equipment, and assumed about $60,000 of liabilities.  We also gained nine employees, both in sales and R&D.  For 2013, the Apollo product line generated $2.9 million of revenues with gross margins of 54%.  With the allocation of direct costs and operating expenses, the 2013 loss from the operation was $775,000.  Because of anticipated synergies, we expect the product line to contribute positively to our operating margins in 2014.

I would like to provide further background and details on the Apollo acquisition.  There are a number of chemical steps that need to be performed prior to Next-Gen sequencing collectively known as “library prep”.  Apollo 324TM is a turnkey fully automated solution for NGS library prep.   It has been on the market for 3 years and is a market leader in the low to medium throughput NGS market segment with an expanding installed base.  It has generated uniformly positive customer feedback for its superior reliability, turnaround and hands-on time, as well as sample quantity requirement.  One of the key features is that it offers a flexible sample number input, which is especially important for clinical labs where number of samples per day may vary.  The business has shown excellent utilization of the installed base with an average pull-through of reagents and consumables in the $30,000-$35,000 range per year.  Apollo 324TM is highly synergistic with WaferGen’s SmartChip products, especially SmartChip TETM, and it gives us instant credibility in the marketplace with a significant base of recurring revenue.  Serving the same customer base, the three products together address a wide spectrum of customer needs in sample preparation and validation for NGS, which gives us immediate opportunities for cross-selling.  Besides making our sales reps more productive, we expect substantial savings on commercial infrastructure.  I am pleased to report that the integration process has been successfully completed, and that WaferGen now has an effective commercial team that is ready to drive sales growth.  We are also looking into opportunities for technical platform integration that would further enhance customer experience. The terms of the acquisition have been previously disclosed, and include a $2M upfront cash payment, a 3-year $1.25M note and certain earnout payments above the $4M revenue threshold.  We believe that this was a great deal for WaferGen.

In addition to Apollo, our main engine for growth will be the SmartChip platform products, which are based on a well-established chemistry called PCR.  PCR can be viewed in layman’s terms as a “copy machine” for genetic information.  Essentially, making multiple copies of genes allows them to be more easily analyzed.  As I have briefly mentioned, the SmartChip TE™ System – where TE stands for “target enrichment” - is a novel product offering geared towards clinical NGS, where the goal is to determine the exact composition of targeted disease-related genes.  SmartChip TETM performs a critical patient sample preparation step prior to sequencing.  They key step is copying the targeted genes millions of times (“enrichment”), so that enough material is present for the sequencing to work.  By copying genes more evenly than competing products, such as Ampliseq™, TruSeq™ and HaloPlex™, we believe that SmartChip TE™ enables NGS machines to produce a more accurate diagnostic test result, which has been confirmed by 3rd party labs.  Our strategic goal is to make SmartChip TE™ the solution of choice for clinical sequencing.  As promised, we launched a new version of the product called SeqReadyTM at the AGBT meeting in February.  It greatly reduces number of sample prep steps prior to NGS, and allows for a much higher throughput than the original TE system.  Therefore, we can now address both low- and high-throughput lab needs.  An example of the SeqReadyTM panel, we developed and validated a BRCA1/2 breast cancer test product.  We also sell the SmartChip

MyDesignTM system.  It is Wafergen’s proprietary genomics testing tool for gene expression and genotyping, solely based on the previously mentioned PCR chemistry.   Its main application would be for validating NGS results or for detecting known genetic markers.  Compared to the competing offerings, such as the market leader Fluidigm, the WaferGen product affords researchers greater flexibility in designing their experiments and is generally cheaper to run.

Let me sketch a broader framework on the overall turnaround at WaferGen since 2012 when I joined the company.  We believe that a great deal of progress has been made with a series of tangible milestones and achievements.  In April 2012 a new management team was installed and we announced a new strategy.  In July 2012 we launched SmartChip MyDesignTM implementing the new open format for high-throughput PCR, which led to multiple system placements in Q3-4 2012.  These were the first system sales after 6 quarters of struggle to find the right formula for success under the old strategy.  In Jan. 2013 we announced a prototype and preliminary positive results of SmartChip TETM, greatly expanding our capability to compete in the Next-Gen sequencing related markets.  This was followed by the launch of SmartChip TETM early access program in May 2013.  Based on the initial success, in September 2013 we were able to raise $13.4M in net capital and drastically simplify our capital structure.  Finally, we acquired the Apollo business in January this year and are now poised for further growth.

Our story has been borne out by successes with customers at key centers of excellence, just to mention a few.  The largest genomic institution in the world BGI is a key customer and collaborator.  They employ multiple SmartChip systems for a wide range of applications, and we have several joint projects under development, including a possible commercial partnership in China.  Recently, we have sold our NGS-related systems at two out of the three largest US clinical reference labs.  Also worth mentioning are our relationships with RUCDR – one of the largest biobanks in the US – and with Salk Institute, which founded a nano-qPCR core lab based on our technology.  All of these customers bought our products after a careful evaluation of competing technologies, and some of their findings and comments have already been publicly shared.  We believe that another important validation of our technology is our exclusive co-marketing agreement with Qiagen Japan announced last year.  To quote Qiagen: “We have successfully evaluated WaferGen’s SmartChip System, and we believe that it can play an important role in our comprehensive product offering.”

We are also looking at new growth opportunities, including expansion of our current platforms with new applications.   In particular, we are evaluating the single cell genomics field, which was voted the #1 new research area in 2013, and is currently dominated by Fluidigm.  As I mentioned, we believe that we have distinct competitive advantages vs. their platform.  We will report our strategy in due course.

As we are moving to the next level, we see a keen customer interest in our products.  The value proposition of greater flexibility and better NGS accuracy resonates with them.  Due to a rapid growth and integration we can only provide an approximate financial outlook for the top line, which we believe will be in the excess of $5M for 2014, thus putting us on a solid growth trajectory.  Our expected cash burn rate is $750,000-800,000/month.

I would like to thank everyone again for your time and interest.  This is an exciting time in the Company’s history and we are pleased by the solid progress we have made this past year. We are at a key inflection point and we look forward to continuing the momentum as we further execute our growth strategy.

I will now hand the call back over to the operator to take any potential questions from the audience, operator please go ahead.